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Exhibit 23.1 Consent of Legal Expert

                       THOMAS A. BRAUN, B.A., LL.B., LL.M.
                            BARRISTER AND SOLICITOR*
                         ATTORNEY AND COUNSELOR AT LAW**

January 17, 2005

Board of Directors
MIV Therapeautics, Inc.
1-8765 Ash Street
Vancouver, B.C.  V6P 6T3

Dear Sirs and Madams:

         RE:      LETTER OF CONSENT WITH RESPECT TO REGISTRATION STATEMENT
                       ON FORM SB-2/A FOR MIV THERAPEUTICS, INC.

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We hereby consent to the reference to us in the Prospectus included in the
Registration Statement on Form SB-2/A relating to 2,720,000 shares of Common Stock, par value $0.001 per share and issuable upon exercise of warrants, of MIV Therapeutics, Inc.

Yours truly,

/s/ Thomas Braun
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Thomas A. Braun

#702 - 777 Hornby Street                             Tel:(604) 605-0507
Vancouver, BC V6Z 1S2                                Fax:(604) 605-0508
**Also of the California Bar                         *A Law Corporation